Exhibit 107

Calculation of Filing Fee Tables

                                                               Form S-1
(Form Type)

                                                      NovAccess Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common stock, no par value	457(c) (2)	8,375,000 (3)	$0.1226	$1,026,775	0.0000927	$95.18
Fees Previously Paid	Equity	Common stock, no par value	457(c) (2)	2,500,000 (4)	$0.1226	$306,500	0.0000927	$28.41
Fees Previously Paid	Equity	Common stock, no par value	457(c) (2)	9,803,196 (5)	$0.1226	$1,201,872	0.0000927	$111.41
Fees To Be Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$2,535,147		$235.01
	Total Fees Previously Paid							$235.01 (6)
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of our common stock, as reported by the OTC Pink Market on June 16, 2022, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Represents shares of our common stock held by selling shareholders Innovest Global, Inc. (7,500,000) and AJB Capital Investments, LLC (875,000) as described in this Registration Statement.
(4)	Represents shares of our common stock issuable upon the exercise of warrants held by selling shareholder AJB Capital Investments, LLC as described in this Registration Statement.
(5)

Represents a good faith estimate of the maximum number of shares of our common stock issuable upon the conversion of four separate convertible promissory notes held by a selling shareholders AJB Capital Investments, LLC (4,814,815) and Bountiful Capital, LLC (4,988,381) as described in this Registration Statement, assuming (i) each note is convertible at a price per share calculated pursuant to the terms of the note as of May 15, 2022, and (ii) principal outstanding and accrued interest as of May 15, 2022, without taking into account the limitations on the conversion of the notes provided for in their terms.

(6)	The filing fee of $235.01 was paid in connection with the prior filing of the registrant’s initial Registration Statement on Form S-1 (No. 333-265800) on June 23, 2022.